                                 Exhibit 10.1

                         DATED AS OF DECEMBER 1, 1998
                         ----------------------------




                          (1)  ALLIANCE RESOURCES PLC


                                     -and-


                              (2)  JOHN A. KEENAN



                         SECOND SUPPLEMENTAL AGREEMENT

                                      TO

                               EXECUTIVE SERVICE

                                   AGREEMENT

                             Dated 15 October 1996

                SECOND SUPPLEMENTAL AGREEMENT TO EXECUTIVE SERVICE
                --------------------------------------------------
                                   AGREEMENT
                                   ---------

THIS SECOND SUPPLEMENTAL AGREEMENT TO EXECUTIVE SERVICE AGREEMENT dated as of the 1st day of December 1998 and made between:

(1) ALLIANCE RESOURCES PLC, a company registered in England and Wales, whose registered office is at Kingsbury House, 15-17 King Street, London SW1Y 6QU ("the Company"), and

(2) JOHN A. KEENAN of 3134 E. 86th Street, Tulsa, Oklahoma 74137-2534, USA ("the Executive")

is supplemental to an Agreement dated 15th October 1996 and made between the same parties are parties hereto as modified by Supplemental Agreement to Executive Service Agreement dated 7 April, 1998.

RECITALS

(A) The Company and the Executive have previously entered into executive service agreement dated 15th October 1996 as modified by Supplemental Agreement to Executive Service Agreement dated 7 April 1998 ("the Agreement") which provides for the Executive to be employed by the Company upon the terms and conditions therein appearing. All defined terms used in the Supplemental Agreement and not otherwise defined have the meanings given in the Agreement.

(B) The Company now wishes to make certain alterations to the Agreement as hereinafter appearing.

NOW, THEREFORE, the Parties hereto have agreed and do hereby agree as follows:

1. Clause 2.4 of the Agreement shall be deleted and the following Clause 2.4 shall be inserted in its place:

    On termination of the employment of the Executive at any time and for whatever reason and howsoever arising including, but not limited to, termination of the employment of the Executive following his receipt of the notice provided in Clause 2.3, but subject to the provisions of clause 12, the Company shall pay to the Executive in one lump sum on the day of such termination, a cash payment equal to twice (a) the Executive's annual salary as specified in this Agreement, and (b) aggregate bonuses and benefits for the preceding calendar year.

2. Clause 7.3 of the Agreement shall be deleted and the following Clause 7.3 shall be inserted in its place:

    During the continuance of his employment hereunder the Executive shall be paid a car allowance sufficient to enable the Executive to acquire, operate and maintain an automobile commensurate with the Executive's capacity which allowance shall accrue from day to day and be paid in arrears on the last day of each month, or if that is not a business day, on the immediately preceding business day.

3. Clause 12.8 (d) (i) of the Agreement shall be deleted and the following clause shall be inserted in its place:

    (i) In one lump sum a cash payment equal to 2.5 times (A) the Executive's annual salary as specified in this Agreement, and (B) aggregate bonuses and benefits for the preceding calendar year.

4. Save as varied by this supplemental agreement the Agreement shall remain in full force and effect.

IN WITNESS whereof this Agreement has been executed on the date first above written.



Signed by Philip Douglas (Director and Chairman   }
of the Remuneration Committee of the Board of     }
Directors) for and on behalf of ALLIANCE          }-----------------------------
RESOURCES PLC in the presence of:                 }



Signed by JOHN A. KEENAN in the                   }
presence of:                                      }-----------------------------